Exhibit 99.1

April 1, 2010

FOR IMMEDIATE RELEASE

ENERTOPIA CORPORATION UPDATES STRATEGIC PLANS

VANCOUVER, BC (April 1, 2010) — Enertopia Corporation ( the “Company” or “We”) first entered the clean energy business sector in April, 2008, and since then has added additional capabilities including, most recently, solar powered filtered water. Prior to taking its first steps into the clean energy arena, the Company was a conventional energy producer and has had oil and gas assets located within both Canada and the USA.

The largest single inhibitor to growth in our Company has been lack of capital, and this has remained true in both our conventional energy as well as in our clean energy divisions. Management of the Company is dedicated to providing growth to our shareholders since that should lead to increasing shareholder value.

The Company has over time engaged or held discussions and negotiations with various parties with regards to corporate financing, project financing, assets swaps, merger and acquisition activity and every other reasonable method including the sale of any portion of the Company’s assets, by which the Company can achieve its goals of growth, corporate financing, and project execution.

Those discussions are ongoing and management will continue to search for the best solutions to meet its funding needs. The Company does not intend to disclose developments with respect to the strategic review process unless and until the Board of Directors has approved a definitive transaction or strategic option, unless otherwise required by law or disclosure of which is deemed appropriate.

The Company also reports that without its knowledge, various market makers have elected to shift their orders from the OTCBB to the Pink OTC Markets Inc. As a result of these market makers not providing a quote on the OTCBB for four consecutive days we have been deemed to be deficient in maintaining a listing standard at the OTCBB, although that determination was made entirely without the Company’s knowledge. Our shares remain tradable with the symbol GLCP under the Pink OTC Markets Inc. system. The Company apologizes for any inconvenience experienced by its shareholders and reiterates that this change in quotations did not occur as a result of any action or inaction by the Company.

We are currently examining which market would best meets the needs of our shareholders and will take the necessary steps to have our shares quoted in whichever marketplace(s) achieve that, whether that is the OTCBB or another exchange. The Company remains current in all its required filings with regulators in the jurisdictions in which it operates.

About Enertopia

Enertopia (www.enertopia.com) is an emerging growth company specializing in the funding and development of both proven and new clean energy and clean water technologies. Specialties include heat recovery and design operations, Solar Thermal, and Solar PV. Enertopia also offers a portable and scalable solar-powered water purification unit. Enertopia’s shares are quoted with symbol GLCP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.870.2219

Media Contact:

  Pat Beechinor, Media Relations, Enertopia Corporation
  403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of conventional energy projects in the oil and natural gas sectors provides no assurance that any particular project will have any material effect on the Company. There is no assurance given that any engagement or discussions or negotiations with any party with regards to corporate financing, project financing, assets swaps, merger and acquisition activity or any other reasonable method will result in the Company achieving its goals of growth and project execution.